CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)
                                                        2000           1999          1998          1997          1996
                                                     ----------     ----------    ----------    ----------    ----------
Earnings:
      Earnings (Loss) Before Income Taxes,
                  Minority Interest and                  570           798            648           639           428
                  Extraordinary Items
      Less:
                  Gain on Sale of America West            (9)
      Plus:
                  Interest Expense                       251           233            178           166           165
                  Capitalized Interest                   (57)          (55)           (55)          (35)           (5)
                  Amortization of Capitalized             16            13              5             3             3
                  Interest
                  Portion of Rent Expense
                        Representative of Interest
                        Expense                          778           714            461           400           359
                                                     ----------     ----------    ----------    ----------    ----------
                                                       1,549         1,703          1,237         1,173           950
                                                     ----------     ----------    ----------    ----------    ----------
Fixed Charges:
      Interest Expense                                   251           233            178           166           165
      Portion of Rent Expense
            Representative of Interest
            Expense                                      778           714            461           400           359
                                                     ----------     ----------    ----------    ----------    ----------
Total Fixed Charges                                    1,029           947            639           566           524
                                                     ----------     ----------    ----------    ----------    ----------
Coverage Adequacy (Deficiency)                           520           756            598           607           426
                                                     ==========     ==========    ==========    ==========    ==========
Coverage Ratio                                          1.51          1.80           1.94          2.07          1.81
                                                     ==========     ==========    ==========    ==========    ==========